U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2011

AMERICAN POST TENSION, INC. (Exact name of registrant as specified in charter)

Delaware	000-50090	13-3926203
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 307, Cocoa, Florida	32923-0307
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(321) 452-9091

1179 Center Point Drive, Henderson, NV 89074
(702) 565-7866
(Former address and telephone, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 Written communications pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the   Exchange Act (17 CFR
     240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the   Exchange Act (17 CFR
     240.13e-4(c))

SECTION  2  Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets.

On June 24, 2011, Registrant entered into an Agreement and Plan of Reorganization (the “Agreement”) approved by unanimous written consent of its Board of Directors.  A vote or written consent of Registrant’s shareholders was not required under Delaware law, except to approve the amendment to Registrant’s Articles of Incorporation to change the corporate name to Crown City Pictures, Inc.  The transactions contemplated by the Agreement were closed on July 6, 2011, effective June 30, 2011, except for the corporate name change, which will be effective 20 days after the mailing of a definitive Information Statement to Registrant’s shareholders disclosing the approval of the corporate name change. A Preliminary Information Statement was filed with the U.S. Securities & Exchange Commission (“SEC”) on or about June 30, 2011 and a Definitive Information Statement will be filed after all reviews of the Preliminary Information Statement, if and as amended, are completed by the SEC.  The Agreement provided for the following transactions:

1. Registrant acquired all of the issued and outstanding stock of Crown City Pictures, Inc., a Florida corporation, from Crown City Holdings, Inc. effective June 30, 2011 in exchange for 20,000,000 shares of Registrant’s common stock and 1,000,000 shares of a new class of convertible preferred stock, with voting rights equal to 51 percent of the total vote of all classes of stock entitled to vote and convertible at the discretion of the holder into 51 percent of the then outstanding common stock of Registrant at any time commencing one year after closing.  As a result of that transaction, Crown City Holdings, Inc. acquired control of Registrant, two of the three members of the Board of Directors resigned and were replaced by new directors, and new officers were elected (See, Section 5, below).  The change of control of Registrant was reported in a Schedule 14F-1 filed with the SEC on June 30, 2011, and the change in directors was effective on July 11, 2011.  No shareholder vote was required to approve the acquisition under Delaware law and the acquisition was approved unanimously by the Board of Directors of Registrant.

2. Registrant also transferred its existing operating subsidiary. Nevada Post Tension, Inc., and all of the post tension business and all related debts and liabilities, to the former majority shareholders of Registrant, Edward Hohman and John Hohman, also effective June 30, 2011, in exchange for cancellation of 23,324,425 shares of common stock held by them, representing 64 percent of then issued and outstanding shares of common stock before the transaction.

As a result of these transactions, there are 33,142,175 common shares and 1,000,000 preferred shares of Registrant issued and outstanding, of which Crown City Holdings, Inc. now holds 20,000,000 common shares, or 60.3 percent of the total common shares outstanding after the transactions, and 1,000,000 shares of voting convertible preferred, voting 51 percent of the total votes of all classes outstanding.

3.           The Board of Directors of Registrant also approved the amendment of the Articles of Incorporation of Registrant in Delaware to change the corporate name to Crown City Pictures, Inc., and to apply for a change in the trading symbol on the OTC Bulletin Board from APTI to a new symbol consistent with the new corporate name.  A Notice of the change with be filed with FINRA as soon as the definitive Schedule 14C Information Statement  reporting the corporate name change has been mailed to shareholders of Registrant and will become effective 20 days after that mailing.

Crown City Pictures, Inc.

Crown City Pictures, Inc. is a holding company with two operating subsidiaries in the movie and film industry, United Front, LLC and The Uprising Film and Television, LLC.

United Front, LLC ("United Front") is a Los Angeles based multi-media content creation studio that is engaged in the development and production of genre-based independent motion pictures, feature-length documentaries, reality television series, commercials and emerging online branded content. United Front's productions have premiered in the Sundance Film Festival and Cannes Film Festival, have been sold to MTV, OWN and Showtime Networks, and have earned numerous film festival and advertising awards. United Front's motion picture and television content finds its global distribution in a variety of outlets such as movie theaters, television (pay, network and syndicated), online, home video /DVD / SVOD-VOD as well as in other evolving ancillary media outlets.

United Front believes that motion pictures with a strong story, well told, and skillfully produced, need not be expensively made. With these principles in mind, and through a thorough analysis of the film entertainment industry, United Front has developed a two-prong strategy. First, United Front develops, finances and produces genre films with global content, style and themes with budgets under $5 million as well as A-level documentary feature films with budgets under $1 million. United Front focuses on horror, action and comedy genres guided by uniquely fresh directorial vision and strong screenplays, because these have historically been the most successful genres and films of these genres (with comparable budgets) have exhibited the highest potential to become franchise film properties. United Front develops larger budget action/adventure, horror and science-fiction films, developed both in-house as original material as well as material based on content already popularized, either domestically or in foreign markets, through media other than filmed entertainment, such as children’s fables, comic books, animation and video games. United Front partners with larger production companies who possess output deals with major studio distribution to co-produce such films. By using already popularized content and partnering with a major studio-based production company, United Front is able to mitigate the risk associated with producing big budget, often special effects driven, motion pictures while maintaining the potential for large returns.

As television is a primary focus of United Front's content strategy, the development and consequent sale of reality television to major U.S. and cable networks has taken a more center stage as of 2009. In 2011, United Front has begun development on properties for scripted television in 1/2 our animated comedy, 1/2 hour situation comedy, and comic book /graphic novel based horror drama.

United Front was founded by Michael W. Abbott in 2007 with an ethos driven by passion and creativity but guided by a sound operating and fiscal strategy for a low risk / high return approach to development and production while maintaining that each project invested by the company must make an impact on its viewers without letting go of its commercial accessibility to the broadest of audiences. United Front has been created to produce entertaining, engaging and story-driven genre motion pictures, reality television programming and branded content with proven talent behind and in front of the camera.

Michael W. Abbott is a Los Angeles based independent filmmaker with a unique vision that speaks to a broad market while embracing the independent spirit to share stories across all mediums. Abbott began his career at Savoy Pictures in Santa Monica as a Marketing Financial Analyst, overseeing P&A budgets ranging from $7M to $18M for the Company. During that time, Abbott produced the festival award-winning documentary on west coast rave culture, “Synergy: Visions of Vibe.”

After departing from USA Broadcasting/Savoy Pictures, Abbott was a Creative Executive at No Prisoners Productions where he co-created the Coachella Independent Film Festival in 1999, housed in the critically acclaimed Coachella Music and Arts Festival. In its 7 year run, the film festival alone had an attendance of over 23,000 tastemakers in two days. Abbott left No Prisoners to help form Point of No Return Entertainment (renamed Ascendant Pictures) for gaming pioneer Chris Roberts (“Wing Commander”), where he oversaw the acquisition and development of all of the Company’s motion picture, television and gaming properties.

In 2006, Abbott teamed up with TBWA/Chiat to produce a high definition hybrid documentary series “UNCharted” on the global impact of the digital music revolution for Apple. Directed by Estevan Oriol, the project was shot in six countries around the world over 3 months and featured over 170 hRegistrant’ss of original content. During that time, Abbott was also a producer on “My Name Is…” a festival award winning short film, which was made eligible for a 2006 Academy Award for Best Short Film.

Abbott produced, co-wrote and shot the acclaimed mycadillacstory.com series for GM/Cadillac starring Jay Leno, Travis Barker and Tiki Barber to name a few. He shared directing duties on the Wynton Marsalis and Coach K MyCadillacStories, helping guide MyCadillacStory to become the 5th most watched branded channel on YouTube. Abbott also produced a series of high profile celebrity-driven online PSAs for U.S. Campaign for Burma, including a PSA starring Tila Tequila, which has been seen over 9,000,000 times on YouTube alone. United Front’s viral PSA “The Muzzler 2008” starring Jessica Alba succeeded in getting 550,000 Americans to register to vote online in under two months.

United Front was awarded 6 Telly Awards for their online work produced in 2008, including a Silver Telly Award for Abbott’s directing of his online rockumentary “So Close So Far”. In late 2009, Abbott directed spots under United Front for SRS as well as the new Tekken 6 online ad “Motivation”. “Motivation” was the recipient of 9 advertising awards for Abbott for directing.

Michael Abbott is an Associate Producer on “Expired”, a motion picture starring Samantha Morton, Jason Patric and Teri Garr, which premiered in and was sold at the 2007 Sundance Film Festival and competed in the 2007 Cannes Film Festival. The feature-length documentary “Stripped: Greg Friedler’s Naked Las Vegas”, produced by United Front and Palmer Productions, premiered on Showtime Networks Primetime Exposure platform on March 18th, 2010 and became the 5th most watched documentary in Showtime Platform history for the network.

United Front, with Flat-Out Films delivered their docu-reality pilot for “Runaway” for MTV News & Docs, which focuses on two young female Runaway Transport agents getting troubled teens off the streets. In November of 2010, they collaborated again and sold their new docu-series “Breaking Barriers”, which follows F-18 jet fighter pilot students in the U.S. Navy, to Oprah Winfrey Network (OWN).

A Los Angeles native, and son of Hollywood make-up artist Larry Abbott, Michael attended the University of Southern California’s School of Cinema-Television, with an emphasis on Critical Studies, and was honored twice with the Cinema-Television School’s Mary Pickford Award as well as with the University’s Senior Recognition Award upon graduation.

The Uprising Film and Television, LLC was founded by Trip Taylor and Bobby Pura. This Los Angeles based company produces feature films, action sports programs and events, music television, reality based series and documentaries.

Trip Taylor is a film and television producer born in Cape Cod, Massachusetts, Trip quickly found his calling in LA in projects in the comedy and action sports space. He sharpened his teeth with event shows such as the “MTV Movie Awards” and “Sports and Music Festival.” He went on to produce “The Tom Green Show” and stayed in the comedy space producing a music driven sketch comedy show, “The Lyricist Lounge” working with Mos Def. While serving as Executive Producer of the “Jackass” TV show, both Jackass Feature Films, and DVD’s over the past ten years, he also acted as Executive Producer on other television projects such as “Wildboyz,” “Trippin” hosted by Cameron Diaz, “Nitro Circus,” and “Half Pint Brawlers” for “Spike TV.” Most recently Trip has completed “Jackass 3D” for Paramount Pictures.

Bobby Pura is a former MTV Development Executive based in Santa Monica California, where he has overseen hundreds of hRegistrant’ss of television. A talented music documentarian, and essential in the production and creative process, Bobby has created several original series and pilots for MTV, and MTV International, including: “Shafted,” “Warlords: Ultimate Fighters” and “Hotel MTV.” Acting as Executive Producer, as well as Development Executive, he’s been involved in a myriad of projects at various networks ranging from “Dismissed” and “Jackass” to “Venus & Serena: For Real” and “Destination Truth.” His long list of Executive Producer and Director credits include clients: Vh1, SyFy, MTV, MTV International, ABC Family, Discovery, Imagine Entertainment, Direct TV, Endemol USA, and NBC Universal.

With a combined total of over 30 years of production experience, Taylor and Pura are innovative creators, producers, and directors of all aspects of the production process.  From designing logos, graphic packaging, set designing their own videos and directing stunts, concerts, and show opens, to writing treatments and long form scripts and screenplays; their creative abilities are all-encompassing. Essential in the production and creative process, both Trip and Bobby have been keystones in bringing a myriad of projects to theaters and televisions world-wide.

Section 5 – Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.

On June 23, 2011, the Company, the two majority shareholders of Registrant (the “Majority Shareholders”) and CCHI entered into an Acquisition Agreement, pursuant to which Registrant agreed to redeem 23,324,425 shares of the outstanding common stock of the Company from the Majority Shareholders, representing approximately 64 percent of the outstanding shares, in exchange for the transfer of the operating assets of the Company to a new limited liability company formed by the Majority Shareholders, the transfer of its ownership in the operating subsidiary, Post Tension of Nevada, Inc., to the Majority Shareholders, and the assumption of all of the outstanding debt of the Company by Post Tension of Nevada, Inc.  The transfer of the post tension business in exchange for the common stock cancellation was approved unanimously by the Board of Directors of Registrant.  No shareholder vote or approval was required under Delaware law to approve the transaction.

At the effective date of the transaction, Registrant’s total liabilities were $3,820,030, its assets reported on its June 30, 2011 balance sheet totaled $3,065,339 and it had a shareholder deficit of $754,691.  Registrant reported a net loss of $1,850,978 on its Form 10-K Annual Report for the year ended December 31, 2010, and an accumulated net loss at December 31, 2010 of $6,481,832. The Majority Shareholders assumed all of the outstanding debts of Registrant as part of the transaction and agreed to indemnify Registrant and hold it harmless from any debt, liability or claim of any kind existing at or arising before July 1, 2011.

Registrant also agreed to acquire Crown City Pictures, Inc. from CCHI in exchange for 20,000,000 new Common Shares representing approximately 60% of the issued and outstanding common stock of the Company, and 1,000,000 shares of the Series A Preferred Stock of the Company, with voting rights equivalent to 51 percent of the total value of all of the voting interests in the Company.  The acquisition of Crown City Pictures, Inc. was approved unanimously by Registrant’s Board of Directors and no shareholder vote was required to approve the acquisition under Delaware law. The closing of the transactions contemplated by the Acquisition Agreement on June 30, 2011, resulted in a change of control of the Company.

As provided in the Acquisition Agreement, the Majority Shareholders, Edward Hohman and John Hohman, on June 30, 2011, submitted their resignations from Registrant’s Board of Directors and as officers of the Company and appointed Mr. Michael W. Abbott and Mr. Trip Taylor to Registrant’s Board of Directors. The appointment of the new directors became effective on the 10th day following the mailing of the Schedule 14F-1 to Registrant’s shareholders (the “Effective Date”) or on July 11, 2011.

To the best of Registrant’s knowledge, except as set forth in this Schedule, neither incoming director is currently a director of the Company, did not hold any position with the Company and has not been involved in any transactions with the Company or any of Registrant’s directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC. To the best of Registrant’s knowledge, none of the officers or incoming or existing directors of the Company has been the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities or been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Registrant’s common stock and preferred stock immediately following closing of the Acquisition Agreement by (i) Registrant’s officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of Registrant’s outstanding shares; and (iii) Registrant’s officers and directors as a group:

Title	Name and Address	Amount and	Percentage
of Class	of Beneficial Owner(1)	Nature of	of Class(2)
		Beneficial Ownership

Common Stock	Edward Hohman(3)	1,853,288	5.6%
Common Stock	John Hohman(4)	1,853,287	5.6%
Common Stock	Michael W. Abbott(5)	0	0%
Common Stock	Trip Taylor(6)	0	0%
Common Stock	Paul Lisak(7)	200,000	0.5%

Total Directors and Officers as a Group		3,906,575	11.8%

Common Stock	Crown City Holdings, Inc.	20,000,000	60%

Preferred Stock	Crown City Holdings, Inc.	1,000,000	100%

(1)	The address for all persons reported is care of the Company.
(2)	The percentages listed in the percent of class column are based upon 33,142,175 issued and outstanding shares of Common Stock and 1,000,000 shares of Preferred Stock.
(3)	Former Chief Executive Officer prior to July 1, 2011 and former director as of July 11, 2011.
(4)	Former Chief Operating Officer prior to July 1, 2011 and former director as of July 11, 2011.

(5)	Chairman and President as of June 30, 2011 and director as of July 11, 2011.
(6)	Director as of f July 11, 2011.
(7)	Director.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the closing of the transactions, Edward Hohman and John Hohman resigned as officers of the Registrant effective June 30, 2011 and Michael W. Abbott was appointed as Chairman, President and CEO of Registrant, effective June 30, 2011.  In addition, Edward Hohman and John Hohman resigned as directors of Registrant, effective as of July 11, 2011, and Michael W. Abbott and Trip Taylor have been appointed to replace them as Directors, also effective July 11, 2011.  Paul Lisak has remained as a Director before and after the transactions.

Michael W. Abbott is a Los Angeles based independent filmmaker who began his career at Savoy Pictures in Santa Monica as a Marketing Financial Analyst, overseeing P&A budgets ranging from $7M to $18M for the Company. During that time, Abbott produced the festival award-winning documentary on West Coast rave culture, “Synergy: Visions of Vibe.”  After departing from USA Broadcasting/Savoy Pictures, Abbott was a creative executive at No Prisoners Productions where he co-created the Coachella Independent Film Festival in 1999, housed in the critically acclaimed Coachella Music and Arts Festival. In its 7 year run, the film festival alone had an attendance of over 23,000 tastemakers in two days. Abbott left No Prisoners to help form Point of No Return Entertainment (renamed Ascendant Pictures) for gaming pioneer Chris Roberts (“Wing Commander”), where he oversaw the acquisition and development of all of the Company’s motion picture, television and gaming properties.

In 2006, Abbott teamed up with TBWA/Chiat to produce a high definition hybrid documentary series “UNCharted” on the global impact of the digital music revolution for Apple. Directed by Estevan Oriol, the project was shot in six countries around the world over 3 months and featured over 170 hRegistrant’ss of original content. During that time, Abbott was also a producer on “My Name Is…” a festival award winning short film, which was made eligible for a 2006 Academy Award for Best Short Film. Abbott produced, co-wrote and shot the acclaimed mycadillacstory.com series for GM/Cadillac starring Jay Leno, Travis Barker and Tiki Barber to name a few. He shared directing duties on the Wynton Marsalis and Coach K MyCadillacStories, helping guide MyCadillacStory to become the 5th most watched branded channel on YouTube. Abbott also produced a series of high profile celebrity-driven online PSAs for U.S. Campaign for Burma, including a PSA starring Tila Tequila, which has been seen over 9,000,000 times on YouTube alone. United Front’s viral PSA “The Muzzler 2008” starring Jessica Alba succeeded in getting 550,000 Americans to register to vote online in less than two months.

United Front was awarded 6 Telly Awards for its online work produced in 2008, including a Silver Telly Award for Abbott’s directing of the online rockumentary “So Close So Far”. In late 2009, Abbott directed spots under United Front for SRS as well as the new Tekken 6 online ad “Motivation”. “Motivation” was the recipient of 9 advertising awards for Abbott for directing. Michael Abbott is an Associate Producer on “Expired”, a motion picture starring Samantha Morton, Jason Patric and Teri Garr, which premiered in and was sold at the 2007 Sundance Film Festival and competed in the 2007 Cannes Film Festival. The feature-length documentary “Stripped: Greg Friedler’s Naked Las Vegas”, produced by United Front and Palmer Productions, premiered on Showtime Networks Primetime Exposure platform on March 18th, 2010 and became the 5th most watched documentary in Showtime Platform history for the network.

A Los Angeles native, and son of Hollywood make-up artist Larry Abbott, Michael graduated from the University of Southern California’s School of Cinema-Television, with an emphasis on Critical Studies, and was honored twice with the Cinema-Television School’s Mary Pickford Award as well as with the University’s Senior Recognition Award upon graduation.

Trip Taylor is a film and television producer born in Cape Cod, Massachusetts, who quickly found his calling in LA in projects in the comedy and action sports space. Taylor sharpened his teeth with event shows such as the “MTV Movie Awards” and “Sports and Music Festival.” He went on to produce “The Tom Green Show” and stayed in the comedy space producing a music driven sketch comedy show, “The Lyricist Lounge” working with Mos Def. While serving as Executive Producer of the “Jackass” TV show, both Jackass Feature Films, and DVD’s over the past ten years, he also acted as Executive Producer on other television projects such as “Wildboyz,” “Trippin” hosted by Cameron Diaz, “Nitro Circus,” and “Half Pint Brawlers” for “Spike TV.” Most recently, Taylor has completed “Jackass 3D” for Paramount Pictures.

Neither Mr. Abbott nor Mr. Taylor will receive direct compensation from Registrant for serving as officers and/or directors; however, each will retain management control of their respective companies, United Front Films, LLC and The Uprising, and will receive compensation for services performed for those companies.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Registrant has adopted an Amendment to its Articles of Incorporation to change its corporate name to Crown City Pictures, Inc.  The amendment was adopted by the Board of Directors and by a majority (80+%) of the shareholders of Registrant by written consent, and has been filed with the Secretary of State for the State of Delaware.  The amendment and name change will be effective on August 1, 2011 under Delaware law, and will be effective under federal law 20 days after a definitive Information Statement on Schedule 14c is filed with the SEC and mailed to Registrant’s shareholders, to allow compliance with Section 14(c) of the Securities and Exchange Act.  A preliminary Schedule 14C Information Statement reporting the amendment and name change was filed with the SEC on June 30, 2011 and the SEC Staff has advised that it will have comments on the preliminary Schedule 14C, which are anticipated to be received in the next 30 days.  A definitive Schedule 14C will be filed as soon as Registrant has been advised that the SEC has no comments, or no further comments, on the preliminary Schedule 14C and will then be mailed to Registrant’s shareholders of record.  Also, on the date of that mailing, Registrant will file a Notice of Corporate Action with FINRA to advise it of the corporate name change to Crown City Holdings, Inc., and to request a change in Registrant’s trading symbol.

(b)              Registrant has not changed its fiscal year as a result of the transactions and will continue to report on a calendar year basis.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The amendment to the Registrant’s Articles of Incorporation to change the corporate name to Crown City Pictures, Inc. was submitted for vote by written consent of shareholders, as permitted by Delaware corporation law.  A total of 29,932,730 shares held by 10 shareholders consented in writing to the name change, representing 82.1 percent of the 36,466,600 common shares then outstanding. A preliminary Schedule 14C Information Statement reporting the amendment and name change was filed with the SEC on June 30, 2011and a definitive Information Statement will be mailed to shareholders of record on June 30, 2011 as soon as the SEC advises registrant that it has no further comments to the preliminary Schedule 14C..  The amendment as filed with the Secretary of State of Delaware has an effective date of August 1, 2011.

Registrant is will file the required Notice of Corporate Action with the Financial Industry Regulatory Association (FINRA) to rep[ort the corporate name change and to request a new trading symbol for its common stock on the OTC Bulletin Board to reflect the new corporate name and business direction as soon  as the definitive Schedule 14C is mailed to shareholders of record.

Item 9.01 Financial Statements and Exhibits.

(a)              Financial Statements of Businesses Acquired.

Unaudited financial statements for United Front Films, LLC for the years ended December 31, 2010 and 2009 are attached as Exhibit 99.1.  Audited financial statements for  United Front Films, LLC for the years ended December 31, 2010 and 2009 will be completed and filed as an exhibit by an amendment to this Current Report filed within 71 days, as provided in the Instructions to Item 9 (a)((4).

Audited financial statements for prior fiscal years ended December 31 2010 and 2009 are not available for THE UPRISING Film and Television, LLC as it was formed and commenced operations in April, 2011.

Unaudited financial statements for United Front Films, LLC for the six month period ended June 30, 2011 are attached as Exhibit 99.2

Unaudited financial statements for THE UPRISING Film and Television, LLC for the period from inception (April 2011) to June 30, 2011 are attached as Exhibit 99.3.

(b)              Pro forma financial information.

Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the year ended December 31, 2010 are attached as Exhibit 99.4

Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the six month period ended June 30, 2011 are attached as Exhibit 99.5

(c)              Shell company transactions.

Not applicable

(d)              Exhibits.

Number	Description
3	Articles of Amendment to Articles of Incorporation filed June 30, 2011, effective August 1, 2011
4	Statement of Rights and Preferences for Preferred Stock, filed June 30, 2011
99.1	Unaudited financial statements for United Front Films, LLC for the year ended December 31, 2010
99.2	Unaudited financial statements for United Front Films, LLC for the six month period ended June 30, 2011
99.3	Unaudited financial statements for THE UPRISING Film and Television, LLC for the period from inception (April 27, 2011) to June 30, 2011
99.4	Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the year ended December 31, 2010
99.5	Pro forma consolidated financial information for Registrant, United Front Films, LLC and THE UPRISING Film and Television, LLC for the six month period ended June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

American Post Tension, Inc.

Date: July 14, 2011                                                              By: ___/s/ Michael W. Abbott
Name: Michael W. Abbott
President and Chairman